Exhibit 99.1

For Immediate Release:

Contact for The Lightstone Group:

Ed Tagliaferri: 212 981 5182 / edmund_tagliaferri@dkcnews.com

Michael Paluszek 212 981 5149 / michael_paluszek@dkcnews.com

LIGHTSTONE VALUE PLUS REIT ACQUIRES 2 HILTON-BRANDED SOUTH FLORIDA HOTELS

LVPR pays $31 million for Hampton Hotels, Located Near Miami and Ft. Lauderdale Airports

New York, NY, (September 12, 2013) -Lightstone Value Plus Real Estate Investment Trust, Inc. (“LVPR”), a public, non-traded REIT sponsored by the Lightstone Group (“Lightstone”), announced today the acquisition of two hotels in key south Florida markets, the Hampton Inn Miami – Airport West and the Hampton Inn & Suites Fort Lauderdale – Airport, for $31 million. The hotels have a combined 231 keys.

“We believe these are two premium-branded hotels with demonstrated performance in the select service market space,” said David Lichtenstein, Chairman and CEO of The Lightstone Group, or Lightstone. “Both properties are well located in their respective airport markets and we think they are poised for growth in their occupancies and rates.” Additionally, the hotels have been placed under new management, which will be overseen by Lightstone’s hospitality division.

The purchase is part of Lightstone’s growth strategy to acquire a portfolio of select service hotels throughout the country over the next 12 months, according to Mitchell Hochberg, President of The Lightstone Group.

The six-story, 127-guestroom Hampton Inn Miami – Airport West is located on NW 79th Avenue within the City of Doral, a strong and growing corporate market. It is approximately six miles from the Miami International Airport, the second busiest airport in the U.S. The hotel is easily accessible from both SR-836 (Dolphin Expressway) and SR-826 (Palmetto Expressway) providing immediate access to points east/west and north/south. Access to Florida’s Turnpike is via NW 36th Street, approximately four miles west of the hotel.

The five-story, 104-guestroom Hampton Inn & Suites Fort Lauderdale – Airport is located just east of Interstate 95 on Stirling Road in Hollywood. It is approximately three miles south of the Fort Lauderdale-Hollywood International Airport, which is currently undergoing a significant expansion, and four miles southwest of Port Everglades, one of the nation’s top passenger cruise ports. The hotel is situated at the northern entrance of the Oakwood Shopping Plaza, the largest open-air shopping center in South Florida consisting of more than 900,000 square feet of retail and restaurants.

About LVPR

LVPR is a public, non-traded REIT sponsored by The Lightstone Group that offers shareholders an opportunity to invest in a diversified portfolio of real estate. LVPR is currently closed to new investors.

For more information, visit www.lightstonecapitalmarkets.com.

About The Lightstone Group

The Lightstone Group, founded in 1988, is a privately held real estate company with one of the most diversified real estate portfolios in the United States. Today, Lightstone’s portfolio consists of more than 11,000 multifamily units, 8.1 million square feet of office, hotel, retail and industrial assets, and 12,000 fully-improved residential lots throughout the United States.

Lightstone and its affiliates have been one of the largest developers of outlet shopping centers in the United States over the last 10 years. The company has owned, managed and developed 25 outlet centers totaling over 8 million square feet.

Lightstone is one of the most active residential developers in New York City with more than 1,600 rental units currently under development in Manhattan, Brooklyn and Queens.

For more information, visit www.lightstonegroup.com.

Forward-Looking Statements

All statements contained in this press release, other than statements of historical fact, are forward-looking statements. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or similar expressions or variations thereof. These statements are based on LVPR’s current plans and expectations and involve risks and uncertainties that could cause actual future events or results to be different than those described in or implied by such forward-looking statements. Investors are cautioned not to place undue reliance on any forward-looking statements.